                                     EXHIBIT 99.1

                      Interform Corporation Financial Statements
                    For the Years Ended December 31, 1995 and 1994


TABLE OF CONTENTS

                                                   Page
                                                  ------
Independent Auditors' Report                         11

Financial Statements for the Years Ended
 December 31, 1995 and 1994:

  Balance Sheets                                     12

  Statements of Operations and Accumulated Deficit   13

  Statements of Cash Flows                           14

  Notes to Financial Statements                      15

                              - 10 -

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 of Interform Corporation
Pittsburgh, Pennsylvania

We have audited the balance sheets of Interform Corporation as of December 31, 1995 and 1994, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our audits in accordance with  generally accepted  auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are
free of material misstatement.  An audit includes examining,   on  a  test
basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Interform Corporation as of December 31, 1995 and 1994 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2, Interform Corporation filed for reorganization under Chapter 11 of the Federal Bankruptcy Code on January 12, 1994; on August 17, 1994, Interform Corporation's plan of reorganization was confirmed.

                                            /s/ Grossman Yanak & Ford

March 1, 1996 (except for Notes 3, 7 and 11
  which are as of September 30,
1996)

Pittsburgh, Pennsylvania

INTERFORM CORPORATION

BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

ASSETS                                                       NOTES             1995           1994
-----------                                                 --------          -------        -------
CURRENT ASSETS:
Cash                                                                       $    4,625      $   15,050
 Accounts receivable (less allowance for
doubtful accounts of $138,000 and $144,000,
respectively).                                                 7            5,029,412       5,307,499
Inventories                                                  1,4,7          2,391,347       2,490,501
Prepaid expenses and other                                                     34,325          41,361
Deferred income tax benefit                                   1,9             295,008         389,803
                                                                          ------------     ------------
Total                                                                       7,754,717       8,244,214

PROPERTY AND EQUIPMENT - NET                               1,5,7,11         2,175,690       3,554,410

OTHER ASSETS - NET                                          1,6,7           4,915,796       4,791,630
                                                                         ------------     ------------

TOTAL ASSETS                                                              $14,846,203     $16,590,254
                                                                          ------------     ------------
                                                                          ------------     ------------

LIABILITIES AND STOCKHOLDER'S EQUITY


 CURRENT LIABILITIES:
 Bank overdraft                                               7             $ 624,547     $   552,247

 Current portion of debt and capital lease obligations        7             3,098,199       2,209,701
 Accounts payable                                                           1,261,146       1,461,966
 Accrued payroll, vacations and commissions                                 1,252,656       1,347,785
 Payable to parent company in lieu of federal income
  taxes                                                      1,9                   --         129,265
 Accrued state income taxes                                  1,9               74,433         192,311
 Accrued expenses                                                             354,055         516,139
                                                                          ------------     ------------

 Total                                                                      6,665,036       6,409,414
                                                                          ------------     ------------
 LONG-TERM LIABILITIES:
 Long-term debt and capital lease obligations               7,11            1,822,680       3,215,134

 Payable to parent company in lieu of federal taxes          1,9              234,260         143,010
 Deferred income taxes                                       1,9               40,909         426,907
                                                                          ------------     ------------

 Total                                                                      2,097,849       3,785,051
                                                                          ------------     ------------
 STOCKHOLDER'S EQUITY:                                     1,3,10
 Common stock:
  Class A                                                                     135,460         135,460
  Class B                                                                       3,387           3,387
 Paid-in capital                                                            11,701,487     11,701,487
 Accumulated deficit                                                        (5,757,016)    (5,444,545)
                                                                          ------------     ------------
 Stockholder's equity                                                        6,083,318      6,395,789
                                                                          ------------     ------------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                $14,846,203    $16,590,254
                                                                          ------------     ------------
                                                                          ------------     ------------

See notes to financial statements.

INTERFORM CORPORATION

STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                             NOTES              1995            1994
-----------                                                 --------          --------        ---------
NET SALES                                                     1,3            $32,907,352     $34,105,491
COST OF SALES                                                  1              24,094,860      24,519,596
                                                                            ------------     --------------

GROSS MARGIN                                                                   8,812,492       9,585,895

SELLING EXPENSES                                                               4,495,052       4,565,084

GENERAL AND ADMINISTRATIVE EXPENSES                            3               4,269,013       3,792,629

REORGANIZATION  EXPENSES, NET                                2,11                     --         102,743
                                                                            -------------   ---------------

OPERATING INCOME                                                                  48,427       1,125,439
                                                                             -------------   ---------------
OTHER INCOME (EXPENSE):

 Interest income                                                                   1,557           1,697
 Interest expense                                                               (619,004)       (589,607)
 Other                                                                            82,661          55,653
                                                                             -------------   ---------------
Total                                                                           (534,786)       (532,257)
                                                                             -------------   ---------------
INCOME (LOSS) BEFORE INCOME TAX
 PROVISION (BENEFIT)                                                            (486,359)        593,182
INCOME TAX PROVISION (BENEFIT)                              1,9                 (173,888)        288,072
                                                                             -------------   ---------------
NET INCOME (LOSS)                                                               (312,471)        305,110

ACCUMULATED DEFICIT, BEGINNING OF YEAR                                        (5,444,545)     (5,749,655)
                                                                             -------------   ---------------

ACCUMULATED DEFICIT, END OF YEAR                                             $(5,757,016)    $(5,444,545)
                                                                             -------------   ---------------
                                                                             -------------   ---------------


See notes to financial statements.

INTERFORM CORPORATION

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995        1994
                                                       ---------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                      $(312,471)  $  305,110
Adjustments to reconcile net income (loss)
to net cash provided (used) by operating
activities:
 Depreciation                                            807,876    1,021,542
 Amortization                                            180,098      167,321
 Deferred income taxes                                  (291,203)      64,811
 Gain on sale of assets                                  (67,630)     (42,576)
  (Increase) decrease in:
   Accounts receivable                                   278,087      (32,568)
  Inventories                                             99,154     (244,084)
  Prepaid expenses and other                               7,036      165,364
  Other assets                                          (146,239)     (64,462)
  Increase (decrease) in:
   Accounts payable                                     (200,820)    (213,846)
   Accrued payroll, vacations and commissions            (95,129)      (8,319)
   Payable to parent company in
    lieu of federal income taxes                         (38,015)     142,370
  Accrued state income taxes                            (117,878)     102,053
  Accrued expenses                                      (162,084)    (504,133)
                                                       -----------   ----------
Net cash provided (used) by operating activities         (59,218)     858,583
                                                       -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions                                      (389,026)    (304,819)
Proceeds from sale of property                         1,027,500       44,500
                                                       -----------   ----------
Net cash provided (used) by investing activities         638,474     (260,319)
                                                       -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in bank overdraft                                72,300      181,276
Deferred financing costs                                (158,025)          --
Repayment of debt                                     (3,503,956)  (1,526,545)
Issuance of debt                                       3,000,000      750,000
                                                       -----------   ----------
Net cash used by financing activities                  (589,681)     (595,269)
                                                       -----------   ----------
NET INCREASE (DECREASE) IN CASH                         (10,425)        2,995
CASH, BEGINNING OF YEAR                                  15,050        12,055
                                                      ------------ ------------
CASH, END OF YEAR                                     $   4,625    $   15,050
                                                      ------------ ------------
                                                      ------------ ------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
  Interest                                            $ 597,699    $  615,677
                                                      ------------ -----------
                                                      ------------ -----------
  Income taxes                                        $ 131,335         6,864


See notes to financial statements.

INTERFORM CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION - The December 31, 1994 financial statements of the Company include Interform Corporation ("Interform") and its wholly-owned subsidiary, Consolidated Business Forms Co. ("CBF"). All significant intercompany profits, transactions and account balances were eliminated in consolidation. On December 31, 1994, CBF was merged into Interform Corporation. The Company manufactures and sells various types of business forms and provides mailing services for customers in the eastern United States. Prior to July 1995, the Company also performed commercial printing services, however, this division which had net sales of approximately $3,600,0000 and $4,500,000 in 1995 and 1994, respectively, was closed. This division had an operating loss of approximately $436,000 in 1995 and operating income of approximately $122,000 in 1994 prior to the allocation of corporate overhead. In conjunction with the closure, the Company sold the commercial presses and related peripheral equipment. Proceeds from the sale of equipment in excess of the related debt were utilized to prepay term debt (see Note 7).

   Interform Corporation is owned indirectly by Guaranty Reassurance Corporation ("GRC"). GRC's subsidiary IRM Services, Inc. ("IRM") holds the stock of Interform Corporation and certain other operating companies.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INVENTORIES - Inventories are valued at the lower of cost, determined by the last-in, first out ("LIFO") method for raw materials and finished goods and by the first-in, first-out method for work in process, or market. The LIFO reserves at December 31, 1995 and 1994 were $405,146 and $154,146, respectively.

   PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization are provided based on estimated useful lives using the straight-line method for financial statement purposes and accelerated methods for tax purposes. The estimated useful lives used in computing depreciation and amortization for financial statement purposes are as follows:

   Buildings and building improvements          5 - 20 years
   Leasehold improvements                       5 - 20 years
   Machinery and equipment                      5 - 10 years
   Furniture and fixtures                            5 years
   Automobiles and trucks                        3 - 5 years

   Maintenance and repairs are charged to expense as incurred; expenditures for renewals and betterments are capitalized. The cost of property sold or retired and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is credited or charged to operations.

   OTHER ASSETS - Other assets consist primarily of goodwill which is being amortized over 34 years; deferred financing costs which are being amortized over five years and notes receivable (see Note 6).

   PROFIT SHARING PLANS - The Company sponsors profit sharing plans in which substantially all employees participate. Contributions are at the discretion of the Company. There were no Company contributions for 1995 and 1994 to the plans. Employees may contribute up to 15% of their compensation, subject to certain limitations, to the plans.

   INCOME TAXES - The Company is included in Interform's parent company's consolidated federal income tax return. The federal tax provision has been computed as if the Company were on a stand-alone basis in accordance with a tax sharing agreement (see Note 9).

   Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current taxes due plus deferred taxes related primarily to differences between the bases of property and equipment and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.


2. CHAPTER 11 FILING

   On January 12, 1994, Interform filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Western District of Pennsylvania. CBF was not included in the filing. Difficulty in complying with terms and conditions of financing agreements, the arbitration award to a former officer (see Note 11) and the excess of current liabilities over current assets, were among the factors that lead to this management decision.

   Under Chapter 11, certain claims against Interform Corporation in existence prior to the filing of the petition under the Federal Bankruptcy Code were stayed while Interform Corporation continued business operations as a debtor-in-possession subject to the control and supervision of the Bankruptcy Court. Interform Corporation received approval from the Bankruptcy Court to pay or otherwise honor certain of its prepetition obligations, including payments on secured debt, employee wages and insurance.

   On August 17, 1994, Interform's plan of reorganization was confirmed and provided for the following:

   - Payment to unsecured creditors in an amount equal to 100% of their agreed-upon claims, which claims were paid on September 6, 1994.

   - Continuation of the Company's lease for its Bridgeville manufacturing and office facilities subject to the Company being granted a termination option in consideration of a $250,000 payment on September 6, 1994 and another $250,000 payment upon vacating the facility before the expiration of the lease on September 30, 1998. An irrevocable standby letter of credit in the amount of $250,000 was issued to the lessor to ensure that this obligation can be satisfied if required. The Company will continue to pay monthly rent until fully moved from the facility.

   - Infusion of $750,000 in cash from GRC (See Notes 1 and 7) which was received on September 6, 1994 in the form of a subordinated note bearing interest at prime plus 3%.

   As disclosed in Note 11, a former officer appealed the Company's Chapter 11 status and his treatment thereunder.

   Reorganization and other expenses for the year ended December 31, 1994 consisted of the following:

   Arbitration accrual - former officer (Note 11)             $(481,840)
   Professional fees                                            334,583
   Lease modification cost                                      250,000
                                                              ---------
   Reorganization and other expense, net                      $ 102,743
                                                              ---------
                                                              ---------


3. RELATED PARTIES

   The Company had sales to GRC and another subsidiary of GRC which totalled $27,663 and $40,390 for the years ended December 31, 1995 and 1994, respectively. Additionally, the Company incurred expenses of approximately $32,000 and $65,000 in 1995 and 1994, respectively for consulting services rendered by GRC.

   On March 6, 1995, GRC and the Company entered into an agreement with The Sidney Company for management and consulting services for a two year period ending March 5, 1997. During this time, the Company will pay The Sidney Company management fees and reimburse related expenses. Such fees and expenses approximated $108,000 for the year ended December 31, 1995.

   In addition to this management agreement, The Sidney Company had an exclusive option to purchase all or a portion of the Company's stock from GRC. This option to purchase the Company expired on March 6, 1996 and has not been renewed.


4. INVENTORIES

   Inventories consist of the following:

                                                1995            1994
                                                ----            ----
   Raw materials                             $  498,600      $  387,307
   Work in process                              200,552         321,632
   Finished goods                             1,692,195       1,781,562
                                             ----------      ----------
   Total                                     $2,391,347      $2,490,501
                                             ----------      ----------
                                             ----------      ----------

5. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                                1995            1994
                                                ----            ----
   Land                                     $    36,000      $    36,000
   Buildings and building improvements          634,507          634,507
   Leasehold improvements                       482,329          482,329
   Machinery and equipment                   10,262,707       11,931,116
   Furniture and fixtures                       848,809          635,332
   Automobiles and trucks                        94,273          112,796
   Construction in progress                      71,638          111,778
                                            -----------      -----------
   Total                                     12,430,263       13,943,858
   Less accumulated depreciation and
     amortization                            10,254,573       10,389,448
                                            -----------      -----------

   Property and equipment - net             $ 2,175,690      $ 3,554,410
                                            -----------      -----------
                                            -----------      -----------

   Cost of $1,543,236 and accumulated amortization of $609,076 at December 31, 1994 for machinery and equipment held under capital leases are included in the above amounts.

6. OTHER ASSETS

   Other assets consist of the following:

                                                1995            1994
                                                ----            ----
   Goodwill (net of accumulated
     amortization of $386,925
     and $246,225, respectively)             $4,562,925      $4,703,625

   Notes and other receivables
     (net of collection allowance
     of $40,000)                                147,209              --

   Other                                        205,662          88,005
                                             ----------      ----------

   Total                                     $4,915,796      $4,791,630
                                             ----------      ----------
                                             ----------      ----------

7. DEBT AND CAPITAL LEASE OBLIGATIONS

   Debt and capital lease obligations consist of the following:

                                                         1995         1994
                                                       --------     ----------
   Revolving line of credit                          $ 2,644,649    $2,324,727

   Secured term loan agreement with
    Mellon Bank dated February 15,
    1995 of $3,000,000; interest
    payable monthly at prime rate
    plus 2%; 84 monthly principal
    payments of $35,714; expiration
    date of February 15, 2002                          2,235,860         --

   Secured term loan agreement with
    PNC of $4,000,000; interest
    payable monthly at prime rate plus
    2.75%; 59 monthly principal
    payments of $47,619; expiration
    date of August 31, 1997                                  --     1,571,428

   Subordinated, unsecured note
    payable to GRC due August 31, 1997;
    interest at prime rate plus 3%                            --       750,000

   Capital lease obligation due January
    1999 payable in 84 equal monthly
    installments of $17,258 based on
    an annual interest rate of 11.5%;
    collateralized by certain machinery                       --       672,312

   Five year term note due March 1996
    and payable in monthly installments
    of $3,594 based on an annual interest
    rate of 3%; collateralized by a first
    lien on certain equipment                             10,727        49,381

   Five year term notes due March 1996
    and payable in monthly installments
    of $626 - $629 based on an annual
    interest rate of 4%; secured by
    certain real estate                                   29,643        43,408

   Capital lease with PNC due March 1997
    and payable in monthly installments
    of $612 based on an annual interest
    rate of 17.5%; collateralized by
    certain machinery                                          --       13,579
                                                      ------------  -----------
    Total                                                4,920,879   5,424,835

    Less current portion                                 3,098,199   2,209,701
                                                      ------------  -----------
    Long-term debt and capital lease
     obligations                                        $1,822,680  $3,215,134
                                                   ------------  -----------
                                                   ------------  -----------


   At December 31, 1995 and 1994, the revolving credit and term loan facilities were secured by accounts receivable, equipment, fixtures, inventory and intangibles. The revolving credit and term loan facilities include a number of financial covenants, including restrictions on dividends and capital expenditures and required minimum levels to be achieved for items such as tangible net worth, current ratio, working capital and net income. At December 31, 1995, the Company was not in compliance with certain of the existing loan covenants; however, on September 30, 1996, Mellon Bank retroactively amended the covenants as of December 31, 1995 and for each month thereafter through August 31, 1996 such that the Company was in compliance with the amended and restated covenants. Additionally, covenants were revised from September 30, 1996 through the duration of the loan agreement. As partial consideration for modifying the covenants, GRC must provide a cash flow support agreement to Mellon Bank by November 30, 1996 which would result in the provision of standby letters of credit by GRC to Mellon Bank in an amount equal to any cash flow losses incurred by the Company commencing with the five month period ending December 31, 1996 and continuing quarterly thereafter.

   The revolving credit agreement in place at December 31, 1995 provided for borrowings not to exceed the lesser of $5,000,000 or the sum of 85% of eligible accounts receivable and 50% of eligible inventory subject to certain limitations. Maximum borrowings under the line of credit in place at December 31, 1994 could not exceed the lesser of $5,000,000 of the sum of certain percentages of accounts receivable and inventory. Maximum availability under the lines of credit had been reduced to approximately $4,240,000 and $4,184,000 at December 31, 1995 and 1994, respectively, pending resolution of the contingency described in Note 11 and the lease situation described in Note 2. At December 31, 1995 and 1994, the Company had remaining availability under the lines of credit (prior to consideration of bank overdrafts - see below) of approximately $1,595,000 and $1,859,000, respectively.


   Interest on the revolving lines of credit was at prime plus 1.5% and 2.5% at December 31, 1995 and 1994, respectively. The effective rates of interest were 10% and 11% at December 31, 1995 and 1994, respectively.

   The Company's cash management arrangement with its bank provides that the line of credit be used to fund disbursements as Company checks are presented by payees for payment. Accordingly, at any point in time, the Company has a bank overdraft to the extent of then outstanding checks. At
   December 31, 1995 and 1994, bank overdrafts were $624,547 and    $552,247,
   respectively.  The December 31, 1994 bank overdraft in the amount of
   $552,247 was reclassified and the current portion of debt and   capital
   lease obligations reduced by a like amount to present the balance sheet on a basis comparable to that as of December 31, 1995.

   On February 15, 1995, the Company satisfied the PNC secured term loan agreement, the subordinated note payable to GRC and the PNC capital lease obligation with proceeds from a term note with Mellon Bank in the amount of $3,000,000. There was no gain or loss associated with the extinguishment of the debt. The current portion of debt at December 31, 1994 was determined based on the refinancing.

   In addition to the required principal payments under the secured term loan agreement with Mellon Bank, the Company must prepay an amount equal to 50% of its excess cash flow defined as the excess of net income plus noncash charges over capital expenditures, capital lease payments and principal repayments on debt. As discussed in Note 1, the Company sold certain commercial printing equipment in 1995. The excess of the proceeds over the capital lease obligation associated with the equipment, in the amount of $407,000, was utilized to make a prepayment on the Mellon term note. There were no other prepayment requirements related to 1995.

   The aggregate maturities of debt for the years subsequent to December 31, 1995 are as follows:


    1996                                                     $3,098,199
    1997                                                        443,329
    1998                                                        429,195
    1999                                                        428,568
    2000                                                        428,568
    Thereafter                                                   93,020
                                                             ----------

    Total                                                    $4,920,879
                                                             -----------
                                                           -----------


8. OPERATING LEASES

   The Company leases equipment and real estate under various operating leases. Facilities rent and operating lease expense as of December 31, 1995 and 1994 totalled $454,242 and $459,553, respectively. As of December 31, 1995, future minimum rental payments under non-cancelable operating leases are as follows:

   1996                                                       $124,711
   1997                                                         89,130
   1998                                                         70,573
   1999                                                         10,200
   2000                                                          5,950
                                                              --------
   Total                                                      $300,564
                                                           ---------
                                                           ---------

   The Company is also responsible for utilities and real estate taxes on the majority of leased real estate. Expenses for real estate taxes and utilities amounted to approximately $279,000 and $298,000 in 1995 and 1994, respectively. As discussed in Note 2, the lease at the Bridgeville manufacturing and office facilities was modified during the Company's Chapter 11 plan of reorganization and as such the Company does not have a long-term commitment for lease payments for the buildings.

9. INCOME TAXES

   The components of the income tax provision (benefit) are as follows:


                                                  1995               1994
                                                 -------            -------

   Current income tax provision:
      Federal                                    $110,250            $142,370
      State                                         7,065              80,891
                                             ------------          ----------
   Total                                          117,315            223,261
                                             ------------          ----------

   Deferred income tax provision
    (benefit):
      Federal                                     (236,171)            71,411
      State                                        (55,032)            (6,600)
                                             -------------        -----------

   Total                                          (291,203)            64,811
                                             -------------        -----------
   Total provision (benefit)                     $(173,888)          $288,072
                                             -------------        -----------
                                             -------------        -----------


   The Company's federal tax provision has been computed as if the Company were on a stand alone basis. Included in the calculation of the current Federal provision is the utilization of $272,000 in Federal operating loss carryforwards for the year ended December 31, 1994. State net operating loss carryforwards of $324,000 were utilized in the calculation of the 1995 state income tax provision.

   Net current deferred tax assets amounted to $295,008 and $389,803 at December 31, 1995 and 1994, respectively.

   Net noncurrent deferred tax liabilities consist of:

                                                    1995              1994
                                               ------------        -----------
   Noncurrent deferred tax liability             $  40,909          $ 426,907
   Noncurrent deferred tax assets
    (net of $17,800 and $55,200
    valuation allowance, respectively)                 --                --
                                               ------------        -----------

   Net noncurrent deferred tax
     liabilities                                  $  40,909         $ 426,907
                                               ------------        -----------
                                               ------------        -----------


   The Company has approximately $178,000 of Pennsylvania operating loss carryforwards which may be utilized in 1996 and 1997. A valuation allowance of $17,800 has been established relative to this state net operating loss due to the short time frame in which it may be utilized and the uncertainty regarding the ability of the Company to utilize the loss carryforward.

   The portion of the payable to the parent company in lieu of federal taxes at December 31, 1995 and 1994 which is not permitted to be paid in the next year (in accordance with provision of the Mellon loan agreement) is classified as a long-term liability.

10. STOCKHOLDER'S EQUITY


    Interform's common stock structure at December 31, 1995 and 1994 was as follows:

    Class A - $10 par value, voting, 20,000 shares authorized, 13,546 shares issued and outstanding;

    Class B - $1 par value, non-voting, 3,386.5 shares authorized, issued and outstanding.


11. COMMITMENTS AND CONTINGENCIES

    A former officer of the Company filed a demand for arbitration under provisions of an employment agreement seeking payments as severance compensation, insurance and reimbursement for expenses. The Company denied any liability with respect to this matter; however, the arbitrators found in favor of the former officer in August 1993 and awarded approximately $656,000, part of which was immediately payable with the balance due over the life of the former employment agreement. The Company accrued the present value of the obligation of approximately $637,000 as of December 31, 1993. As the Company did not satisfy the terms of the arbitration award, the former officer obtained a judgment and garnished certain bank and customer accounts of Interform Corporation. This combined with other factors explained in Note 2 resulted in the Company seeking protection under Chapter 11 of the Federal Bankruptcy Code in 1994.

    Despite various objections to Interform's Chapter 11 case by the former officer, the presiding bankruptcy judge entered an order under which this award was reduced to one year of salary and benefits or $155,160. Based on this ruling, the Company reflected a discharge of indebtedness of $481,840 which served to reduce reorganization and other expenses as disclosed at Note 2. The former officer appealed the ruling asserting that the Company sought protection under Chapter 11 only to limit his claim. Appeals were filed with the United States District Court; however, in September 1995 the presiding judge affirmed the bankruptcy court's decision to limit the claim to $155,160. The former officer appealed to the Third Circuit Court of Appeals which on September 25, 1996 affirmed the September 1995 decision of the United States District Court. The only remaining potential level of appeal is to the United States Supreme Court the likelihood of which the Company's legal counsel feels would be remote.

    The Company is a defendant in other business lawsuits. It is not possible to predict the outcome of the actions. In the opinion of management, however, the disposition of these matters will not have a material effect on the Company's financial position.

    In March 1996, the Company acquired machinery at a cost of approximately $660,000. The Company obtained an eight year $622,000 term loan from American Capital Resources, Inc. with interest at approximately 10.5%.

    At December 31, 1995 approximately 45% of the Company's labor force was covered by collective bargaining agreements with no strike provisions. There are separate agreements for the Bridgeville and Lock Haven manufacturing facilities which expire on May 31 and March 31, 1998, respectively.